SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934
(Amendment No. ____)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

WIKILOAN INC.
(Name of Registrant as Specified in Its Charter)
______________________________

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

WIKILOAN INC.
1093 BROXTON AVENUE SUITE 210
LOS ANGELES, CA 90024
 (310) 443-9246

To the Stockholders of Wikiloan Inc.:

This Information Statement is being circulated to inform the stockholders of action already approved by written consent of the stockholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders, warrant holders and option holders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective 20 days after the mailing of this Information Statement are as follows:

effecting a reverse split of the Company’s issued and outstanding common stock of 10:1 (pursuant to which the number of authorized shares of common stock will be decreased to 150,000,000 following such reverse stock split); any fractional shares post-split will be rounded up to the next whole share.

Attached hereto for your review is an Information Statement relating to the above described action.

By Order of the Board of Directors,

/s/ Edward C. DeFeudis
Edward C. DeFeudis
President, Chief Financial Officer and Chairman of the Board

/s/ Marco Garibaldi
Marco Garibaldi
Chief Executive Officer

August [ ], 2011

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

(Preliminary)

August [ ], 2011

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Wikiloan Inc., a Delaware corporation (the “Company”), to notify such Stockholders of the following:

On or about July 22, 2011, the Company received written consents in lieu of a meeting of Stockholders from holders of 277,750,00 shares representing approximately 53.88% of the 515,423,870 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) authorizing the Company’s Board of Directors, to effect a reverse split of the Company’s common stock of 10:1 (pursuant to which the number of authorized shares of common stock will be decreased to 150,000,000 following such reverse stock split); any fractional shares post-split will be rounded up to the next whole share.

On July 22, 2011, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on July 22, 2011, in accordance with the Delaware Business Corporation Act (“DBCA”).  Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on July 22, 2011, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about [      ], 2011 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended December 31, 2010
2.	Periodic Report on Form 10-Q for the quarter ended March 31, 2011

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, July 22, 2011, the Company had 515,423,870 shares of Common Stock issued and outstanding, and there were 0 shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

On July 22, 2011 the holders of 277,750,000 shares (or approximately 53.88% of the 515,423,870 shares of Common Stock then outstanding), executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DBCA provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of all shares of the Company’s common stock owned on the Record Date for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock, (ii) each of our directors, (iii) each named executive officer, and (iv) all directors and officers in a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Outstanding Shares of Common Stock (2)

Edward C. DeFeudis (3) 1093 Broxton Ave., Suite 210 Los Angeles, CA 90024	96,300,000	18.68%
Marco Garibaldi (4) 9200 Sunset Blvd #625 Los Angeles, CA 90069	45,000,000	8.73%
Businessman, Ink, LLC 9200 Sunset Blvd Suite 625 Los Angeles, CA 90069	47,000,000	9.12%
136 Holding Corp. 3245 NE 184th St. #13211 Aventura, FL 33160	46,450,000	9.01%
Cityside Xstreme Inc. 1430 Macarthur Ct. Suite 1430 Newport Beach, CA 92660	43,000,000	8.34%
All Directors and Officers as a Group	277,750,000	53.88%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934. Such rule, generally, includes as beneficial owners of securities, among others, any person who directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within sixty (60) days through a means including but not limited to the exercise of any option, warrant, right or conversion of a security.

(2)
Based on 515,423,870 shares issued and outstanding as of July 22, 2011 without regard to any warrants or options that are presently exercisable but are included in a calculation of beneficial ownership only pursuant to Rule 13d-3(d)(1)(i) under the Exchange Act.

(3)
Edward C. DeFeudis owns 12,500,000 shares of common stock personally and 83,800,000 shares through Spider Investment, LLC with an address at 951 S.W. 4th Avenue, Boca Raton, FL 33432.  Mr. DeFeudis has control and dispositive power over the shares owned by Spider Investment, LLC and is the beneficial owner of Spider Investment, LLC.

(4)
Marco Garibaldi owns 45,000,000 shares of our common stock through Situation X, LLC.  Mr. Garibaldi has control and dispositive power over the shares owned by Situation X, LLC and he is the beneficial owner of Situation X, LLC.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the DBCA, the Company’s articles of incorporation consistent with above or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

By Order of the Board of Directors /s/ Edward C. DeFeudis Edward C. DeFeudis President & Chairman of the Board

/s/ Marco Garibaldi
Marco Garibaldi
Director